Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Derma Sciences, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-127527 and 333-192848) on Form S-8, in the Registration Statements (No. 333-163127 and No.333-164942) on Form S-1 and Form S-1/MEF, respectively, and in the Registration Statements (Nos. 333-138303, 333-148332, 333-151028, 333-135038, 333-175421, 333-185298, 333-192945, and 333-193530) on Form S-3 or Form S-3/MEF, as applicable, of Derma Sciences, Inc. and subsidiaries of our reports dated March 13, 2014, with respect to the consolidated balance sheets of Derma Sciences, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 10-K of Derma Sciences, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 13, 2014